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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report on Lancer FBD Partnership, Ltd. dated February 10, 2000. It should be noted that we have not audited any financial statements of Lancer FBD Partnership, Ltd. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.




                                             ARTHUR ANDERSEN LLP

San Antonio, Texas
March 27, 2000